EXHIBIT 23(d)

                           CONSENT OF LEHMAN BROTHERS

         We hereby consent to the use of our opinion letter dated April 6, 1998 to Board of Directors of Green Tree Financial Corporation ("Green Tree") attached as Appendix D to Green Tree's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to references to our firm in the Prospectus under the headings "Summary" and "The Merger". In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act") and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                                       LEHMAN BROTHERS INC.



                                                       By:/s/ SIMON K. ADAMIYATT
                                                          ----------------------
                                                          Managing Director

New York, New York
April 27, 1998